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                        [JENKENS & GILCHRIST LETTERHEAD]




                                 May 5, 1997



Fossil, Inc.
2280 North Greenville Avenue
Richardson, Texas 75082

     Re:  Offering of Common Stock of Fossil, Inc.

Gentlemen:

     Concurrently with the giving of this opinion, Fossil, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") its amended registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of an aggregate of 215,000 shares of common stock, par value $.01 per share, of the Company and to the sale by certain stockholders of the Company (the "Selling Stockholders") of an aggregate of 2,257,500 shares of common stock, par value $.01 per share, of the Company, pursuant to Rule 415 under the Act. The shares sold by the Company and the shares sold by the Selling Stockholders are referred to as the "Shares."

     We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuances of the Shares, (iii) the Registration Statement and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

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Fossil, Inc.
May 5, 1998
Page 2


     Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Company and the Selling Stockholders in the offering, as described in the Prospectus forming a part of the Registration Statement, have been duly and validly authorized for issuance and the Shares, when sold by the Selling Stockholders in the manner stated in the Prospectus constituting a part of the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Respectfully submitted,

                                        JENKENS & GILCHRIST, A
                                        PROFESSIONAL CORPORATION



                                        By: /s/ Ronald J. Frappier, Esq.
                                            -------------------------------
                                            Ronald J. Frappier, Esq.